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EXHIBIT 5.1

Cooley Godward LLP	ATTORNEYS AT LAW	Boulder, CO 303 546-4000
	5200 Carillon Point Kirkland, WA 98033-7356 Main 425 893-7700 Fax 425 893-7777	Denver, CO 303 606-4800 Menlo Park, CA 650 843-5100 Palo Alto, CA 650 843-5000
October 2, 2001		Reston, VA 703 262-8000
	www.cooley.com	San Diego, CA 858 550-6000
Internap Network Services Corporation 601 Union Street, Suite 1000 Seattle, WA 98101		San Francisco, CA 415 693-2000
Ladies and Gentlemen:	CHRISTOPHER W. WRIGHT 425 893-7800 cwwright@cooley.com

You have requested our opinion with respect to certain matters in connection with the filing by Internap Network Services Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering a public offering by certain selling stockholders of the Company of up to 85,568,119 shares of common stock, consisting of 68,454,513 shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock (the "Conversion Shares") and 17,113,606 shares of common stock (the "Warrant Shares") issuable upon the exercise of outstanding warrants (the "Warrants").

In connection with this opinion, we have examined and relied upon the registration statement and related prospectus, the Company's Certificate of Incorporation, as amended, and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Conversion Shares when issued in accordance with the Company's Certificate of Incorporation, and the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included on the registration statement and to the filing of this opinion as an exhibit to the registration statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ CHRISTOPHER W. WRIGHT Christopher W. Wright

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EXHIBIT 5.1